Articles of Amendment to
                         Articles of Incorporation of

                           Swap and Shop.net Corp.
__________________________________________________________________________
(Name of corporation as currently filed with the Florida Dept. of State)

                                P04000040176
(Document number of corporation, if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its articles of incorporation:

NEW CORPORATE NAME (if changing):

                           Core Medical Group, Inc.
__________________________________________________________________________
(must contain the word "corporation", "company", or "incorporated" or the abbreviation "Corp.", "Inc.", or "Co.") (A professional corporation must contain the word "chartered", "professional association", or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)





The date of each amendment(s) adoption:              August 2, 2006
                                            ------------------------------

Effective date, if applicable:              ------------------------------
                             (no more than 90 days after amendment file date)



Adoption of Amendment(s)     (CHECK ONE)

____ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

___ The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

___ The number of votes cast for the amendment(s) was/were sufficient for approval by (voting group)

_X_ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

___ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

       Signed this     2nd        day of         August,   2006
                    --------------            -----------------------------


        Signature  /s/ Richard C. Turner, Treasurer
                  ----------------------------------------------
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)


            Richard C. Turner
 -----------------------------------------
 (Typed or printed name of person signing)


              Treasurer
------------------------------------------
 (Title of person signing)




FILING FEE: $35